EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CORPORATE STRATEGIES, INC.


      CORPORATE STRATEGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"),

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, in lieu of a meeting and vote of the Board of Directors, by the unanimous written consent of the members of the Board of Directors, in accordance with Section 141 of the DGCL, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

      RESOLVED, That the Certificate of Incorporation of Corporate Strategies, Inc. be amended by changing the first paragraph of ARTICLE FIVE thereof in its entirety so that, as amended, the first paragraph of said ARTICLE FIVE shall be and read as follows:

      "Shares: The total number of shares of stock which the Corporation shall have authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of common stock having a par value of $0.001 per share and 1,000,000 shares of preferred stock having a par value of $0.001 per shone. The common stock shall. consist of two classes:
      145,000,000 shares of Class A Common Stock ("Class A Common Stock") and 55,000,000 shares of Class B Common Stock ("Class B Common Stock'). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such, corporate purposes as the Board of Directors of the Corporation (the "Board") mar from time to time determine. The terms and rights of the Class A Common Stock A and Class B Common Stock are identical in all respects, except that (A) each share of Class A Common Stock shall be entitled to one vote on all matters, and (B) each share of Class B Common Stork shall be entitled to ten votes on all matters. Any share of Class B Common Stock that is sold in an open market transaction shall automatically convert upon such transfer into one share of Class A Common Stock. Any share of Class B Common Stock that is transferred by gift or in a private transaction (as opposed to an open market transaction) shall retain its status as a share of Class B Common Stock unless and until such share is transferred in an open market transaction."

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 11:25 AM 05/04/2004
                                                       FILED 11:25 AM 05/04/2004
                                                    SRV 040323669 - 3504018 FILE

      RESOLVED FURTHER, that the Certificate of Incorporation of Corporate Strategies, Inc. be further amended by deleting ARTICLE TEN in its entirety and replacing it with the following provision:

      ARTICLE TEN

      Number of Votes: Each share of Common Stock of the Corporation shall have such number of votes as set forth in Article Five of this Certificate of Incorporation. Each share of preferred stock of the Corporation, if any, shad, with respect to each matter on which Such share is entitled to vote, have such number of votes, if any, as set forth in a certificate designating the preferences and rights of such preferred stock, filed of record with the Secretary of State of the State of Delaware as required by applicable law."

      SECOND: That as of the effective date of filing of this amendment, each outstanding share of common stock of said corporation shall automatically convert into and become one share of Class B Common Stock of said corporation.

      THIRD:  That  in  lieu  of  a  meeting  and  vote  of  stockholders,   the
stockholders of said corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

      FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 242 and 228 of the DGCL.

      IN WITNESS WHEREOF, Corporate Strategies, Inc. has caused this certificate to be signed by its Chief Executive Officer, this /s/ 3rd day of May, 2004.

                                       CORPORATE STRATEGIES, INC.

                                       By:      /s/ Timothy J. Connolly
                                          --------------------------------------
                                                    Timothy J. Connolly, CEO


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

State of Delaware
Secretary of State
Division of Corporations
Delivered 1.1:25 A M 05/04/2004
FILED 11:25 AM 05/04/2004
040323678 - 3504018 FILE



                              AMENDED AND RESTATED
                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                      RIGHTS OF SERIES A PREFERRED STOCK OF
                           CORPORATE STRATEGIES, INC.

      PURSUANT to Section 242 of the Delaware General Corporation Law (the "DGCL"), CORPORATE STRATEGIES, INC., a corporation organized and existing under the DGCL (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151(g) of the DGCL, such Board of Directors, by a meeting on or by unanimous consent of the directors dated as of, February 28, 2003, duly adopted a resolution providing for the issuance of a series of One Thousand (1,000) shares of the Corporation's preferred stock, par value $0.001 per share (the "Preferred Stock"), to be designated "Series A Preferred Stock," and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, all pursuant to that certain Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Corporate Strategies. Inc. dated as of February 28, 2003 and filed of record with the Delaware Secretary of State on March 18, 2004 (the "Original Certificate of Designation");

      That, pursuant to authority conferred upon the Board of Directors by its Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 242 of the DGCL, all holders of common stock and Preferred Stock of the Corporation and the Board of Directors, by a meeting on, or by unanimous consent of the stockholders and sole director dated as of April 30, 2004, duly adopted a resolution to be effective to the maximum extent permitted by applicable law as of March 31, 2004, providing for amendment and restatement of the Original Certificate of Designation (the "Amended and Restated Certificate of Designation"), which resolution is as follows.

      RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, par value $0.001 per share, designated "Series A Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of One Thousand (1,000) shares, each of the par value of $0.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      1. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive dividends out of funds legally available therefor, and at all times prior and in preference to any declaration or payment of any dividend on the Corporation's Common Stock, par value $1.00 per share ("Common Stock"), or any other class of stock ranking, as to dividend rights, junior to the Series A Preferred Stock, at the rate of $120.00 per share per annum, payable when and if declared by the Board of Directors. The right to dividends on shares of the Series A Preferred Stock shall be cumulative beginning on the issue date and shall be payable monthly out of legally available funds therefore. Accumulated and unpaid dividends for any past dividend period may be authorized and paid at any time and for such interim periods, without reference to any regular dividend payment date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.


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

      2 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

      (a) Series A Preferred Stock Preference. The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or any other class of stock ranking, as to liquidation rights, junior to the Series A Preferred Stock, by reason of their ownership thereof, an amount per share equal to $1,000.00 for each outstanding share of Series A Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) plus an amount equal to all accrued and unpaid dividends on the Series A Preferred Stock (collectively, the "Liquidation Preference"). If upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of the stock of the Corporation shall, be insufficient to permit the payment to such holders of Series A Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

      (b) Remaining Assets. After payment or setting apart of payment has been made to the holders of the Series A Preferred Stock of the full amounts to which they shall be entitled as provided in Section 2(a) and any other series or class of preferred stock ranking, as to liquidation rights, senior to the Corporation's Common Stock, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock hold by them.

      (c) Reorganization or Merger. None of the following events is a "liquidation, dissolution or winding up of the Corporation"; consolidation, merger or reorganization of the Corporation with any other corporation or corporations; sale or transfer of all or substantially all the assets of the Corporation; or any purchase or redemption by the Corporation of any of its outstanding shares.

      (d) Value of Assets. If any of the assets of the Corporation are to be distributed under this Section 2, or for any purpose, in a form other than cash, then the Board of Directors shall promptly determine in good faith the value of the assets to be distributed to the holders of Series A Preferred Stock or Common Stock. The Corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shaves of Series A Preferred Stock or Common Stock.

      3. Redemption.

      (a) All or any portion of the shares of Series A Preferred Stock of a holder shall, at the option of the holder, be redeemed by the Corporation at a redemption price of $1,500.00 per share of Series A Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) plus an amount equal to all accrued and unpaid dividends of the Series A Preferred stock (the "Redemption Price"). The Redemption Price shall be paid in lump sum on the Redemption Date.

      (b) At such time that a holder desires to have the Corporation redeem any shares of Series A Preferred Stock held by such holder, the holder shall provide written notice (each, a "Redemption Notice") to the Corporation stating the number of shares of Series A Preferred Stock it intends for the Corporation to redeem. The shares so designated in the Redemption Notice to be redeemed, shall (subject to legal availability of funds therefor) be so redeemed on the fifteenth (15) day following the date of the Redemption Notice, such date being referred to as the "Redemption Date." On the Redemption Date, the Corporation shall deliver to the bolder of stock being redeemed the applicable Redemption Price and the holder shall deliver to the Corporation the certificates evidencing all or such portion of the stock for which such bolder has received the redemption payment (or a lost share affidavit), duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The holder demanding the redemption shall be entitled to retain its shares until the Redemption Price is paid by the Corporation to such holder for the applicable shares. In connection herewith, the holders shall retain ownership of, and all rights and preferences attaching to, the portions of the Series A Preferred Stock that has not been paid for by the Corporation. The holders of shares of Series A Preferred Stock that are subject to redemption shall retain all rights as a Series A Preferred Stockholder until the full Redemption Price for the shares being redeemed has been paid by the Corporation. Nothing in this Section shall affect the shares of Series A Preferred Stock held by holders that have not requested that the Corporation redeem their shares.


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

      4. Voting Rights. The Series A Preferred Stock shall be non-voting shares.

      5. Miscellaneous.

      (a) Except as specifically set forth herein, all notices or communications provided for or permitted hereunder shall he made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier addressed
(i) if to the Corporation, to its office at 1770 St. James Place, Suite 115, Houston, Texas 77056, Attention: CEO, Telecopier: (713) 621-9027, with a copy to Boyar & Miller, 4265 San Felipe, Suite 1200, Houston, Texas 77027, Attention:
Gary Miller, Esq., Telecopier: (713) 552-1758, and (ii) if to the holder of the Series A Preferred Stock, to such holder at the address of such bolder as listed in the stock record books of the Corporation or to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, registered or certified mail, return receipt requested, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized overnight courier service; and when receipt is acknowledged, if by telecopier.

      (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.

      (c) The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

      (d) Subject to any transfer restriction agreements that may be entered into by the holders of Series A Preferred Stock, the Series A Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws,

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be signed by its duly authorized officer this /s/ 3rd day of May, 2004, to be effective to the maximum extent allowed by law as of March 31, 2004.

                                      CORPORATE STRATEGIES, INC.

                                      By:      /s/ Timothy J. Connolly
                                         ---------------------------------------
                                                   Timothy J. Connolly
                                                   Chief Executive Officer

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